UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2010
EQUITY ONE, INC.
(Exact name of registrant as specified in its charter)
Maryland

(State or other jurisdiction of incorporation)

001-13499	52-1794271

(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive
North Miami Beach, Florida	33179

(Address of principal executive offices)	(Zip Code)
(305) 947-1664

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 23, 2010, Equity One, Inc., a Maryland corporation (the “Company”), pursuant to the accordion feature of that certain Second Amended and Restated Credit Agreement, dated as of October 17, 2008, among the Company and each of the financial institutions signatory thereto (the “Credit Agreement”), increased the total commitment thereunder from $272 million to $400 million and added four financial institutions as lenders thereunder. The Credit Agreement, as increased, provides for a $400 million unsecured revolving credit facility with a syndicate of banks for which Wells Fargo Bank, National Association is the Administrative Agent and Sole Lead Arranger.
     The foregoing description of the Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

10.1
Second Amended and Restated Credit Agreement, dated as of October 17, 2008, among Equity One, each of the financial institutions initially a signatory thereto, SunTrust Bank as Syndication Agent, PNC Bank, National Association and Bank of America, NA as Co-Documentation Agents, Raymond James Bank, JPMorgan Chase Bank, NA, Branch Banking & Trust Company, Israel Discount Bank of New York, and Wells Fargo Bank, National Association as Administrative Agent and Sole Lead Arranger (previously filed as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 23, 2008, and incorporated by reference herein).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.
Date: September 27, 2010	By:	/s/ Mark Langer
Mark Langer
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1
Second Amended and Restated Credit Agreement, dated as of October 17, 2008, among Equity One, each of the financial institutions initially a signatory thereto, SunTrust Bank as Syndication Agent, PNC Bank, National Association and Bank of America, NA as Co-Documentation Agents, Raymond James Bank, JPMorgan Chase Bank, NA, Branch Banking & Trust Company, Israel Discount Bank of New York, and Wells Fargo Bank, National Association as Administrative Agent and Sole Lead Arranger (previously filed as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 23, 2008, and incorporated by reference herein).